UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2008

TORNADO GOLD INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-50146
(Commission File Number)

94-3409645
(IRS Employer Identification No.)

8600 Technology Way, Suite 118, Reno, Nevada 89521
(Address of principal executive offices and Zip Code)

(775) 852-3770
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

Tornado Gold International Corporation (the "Company") is pleased to announce that a preliminary agreement has been reached with Allied Nevada Gold to replace the existing letter agreement respecting joint venture between the Company and Allied Nevada Gold.

Item 9.01 Financial Statements and Exhibits

10.1*	News release disseminated on February 8, 2008

*attached herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORNADO GOLD INTERNATIONAL CORPORATION

/s/ Earl Abbott
Earl Abbott , CEO

Date: February 8, 2008